Exhibit 10.7

SERIES A CONVERTIBLE PREFERRED STOCKHOLDER SIDE LETTER

[●], 2025

[Holder Name]

[Holder Address]

Attn: [______]

Dear [Holder],

In connection with the planned merger of a subsidiary of Channel Therapeutics Corporation, a Nevada corporation (the “Company”), with and into a subsidiary of Ligand Pharmaceuticals Incorporated, a Delaware corporation (the “Merger”) and concurrent PIPE Financing (together, with the Merger, the “Transactions”) intended to be conducted by the Company, this letter agreement (this “Agreement”) is being entered into as of the date hereof by and between the Company and the undersigned (the “Holder”). Reference is hereby made to that certain Certificate of Designations of Rights and Preferences of Series A Convertible Preferred Stock to be filed with the Secretary of State of the State of Nevada in the form attached hereto as Exhibit A (the “Series A Certificate of Designations”), which contains all of the powers, preferences, rights, qualifications, restrictions and limitations of the Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company (the “Series A Preferred Stock”). Capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Series A Certificate of Designations.

WHEREAS, as of the date of the closing of the Transactions, the Holder shall own an aggregate of [____] shares of Series A Preferred Stock (the “Shares”); and

WHEREAS, in connection with the Transactions, the Company has requested that the Holder and other holders of shares of Series A Preferred Stock voluntarily convert their respective shares of Series A Preferred Stock not exceeding the Holder’s Maximum Percentage into shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock”), pursuant to the terms of the Series A Certificate of Designations.

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

1.          Conversion of Shares. Upon execution of this Agreement, the Holder agrees that upon the closing of the Transactions, it shall convert an amount of its Shares not to exceed the Holder’s Maximum Percentage into shares of Common Stock pursuant to Section 3(c) of the Series A Certificate of Designations by providing the Company with a completed and signed Conversion Notice.

2.          Termination Upon Consummation of the Transactions. This Agreement shall terminate immediately and be of no further force or effect upon the consummation of the Transactions on or immediately prior to the Closing Date.

[Signature Page Follows]

If the terms of this Agreement are satisfactory to you, please confirm by signing and returning one copy of this letter to the Company.

Very truly yours,

CHANNEL THERAPEUTICS CORPORATION

By:
Francis Knuettel II
Chief Executive Officer and Chief Financial Officer

Agreed to and accepted:

[HOLDER]

Name:

Title:

2